Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

DowDuPont Inc. (“DowDuPont”) was formed on December 9, 2015, to effect an all-stock merger of equals strategic combination between The Dow Chemical Company (“Historical Dow”) and E. I. du Pont de Nemours and Company (“Historical DuPont”). On August 31, 2017 at 11:59 pm ET, (the “Merger Effectiveness Time”) pursuant to the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017 (the “Merger Agreement”), Historical Dow and Historical DuPont each merged with wholly owned subsidiaries of DowDuPont (“Mergers”) and, as a result of the Mergers, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (collectively, the “Merger”). Prior to the Merger, DowDuPont did not conduct any business activities other than those required for its formation and matters contemplated by the Merger Agreement. DowDuPont completed, as of April 1, 2019 the separation of its materials science business (the “Dow Distribution”).

For purposes of DowDuPont’s financial statement presentation, Historical Dow was determined to be the accounting acquirer in the Merger and Historical DuPont’s assets and liabilities are reflected at fair value as of the Merger Effectiveness Time in the historical financial statements of DowDuPont. In connection with the Merger and the related accounting determination, Historical DuPont elected to apply push down accounting and reflect in its historical financial statements the fair value of its assets and liabilities. For purposes of Historical DuPont’s financial statement presentation, periods following the closing of the Merger are labeled “Successor” and reflect DowDuPont’s basis in the fair values of the assets and liabilities of Historical DuPont. All periods prior to the closing of the Merger reflect the historical accounting basis in Historical DuPont’s assets and liabilities and are labeled “Predecessor.” Historical DuPont’s historical financial statements include a black line division between the columns titled “Predecessor” and “Successor” to signify that the amounts shown for the periods prior to and following the Merger are not comparable.

In connection with the Dow Distribution and the Corteva Distribution (defined below), DowDuPont formed two wholly-owned subsidiaries: Dow Inc. (“Dow”), to serve as a holding company for its materials science business, and Corteva, Inc. (“Corteva” or “the company”), to serve as a holding company for its agriculture business. As a result of the Internal Reorganization (defined below), Corteva, Inc. will own 100% of the outstanding common stock of Historical DuPont. Stockholders of Historical DuPont’s preferred stock will continue to hold such shares following the Corteva Distribution. After the Corteva Distribution, Historical DuPont will remain a subsidiary of Corteva, Inc., will continue to be a reporting company and will comply with the requirements of the Exchange Act.

Historical DuPont has been determined to best represent the predecessor entity to Corteva. As such, the unaudited pro forma combined balance sheet as of March 31, 2019 and unaudited pro forma combined statement of income for the three months ended March 31, 2019 (collectively the “pro forma financial statements”) are derived from the unaudited interim consolidated financial statements of Corteva with Historical DuPont reflected as the predecessor, filed by the company on Form 10-Q on May 31, 2019, and the unaudited interim combined financial statements of the Historical Dow’s agriculture business (“Dow AgroSciences”). The unaudited interim combined financial statements of Dow AgroSciences are incorporated by reference herein and filed as Exhibit 99.2 to this Current Report on Form 8-K filed by the company on May 31, 2019. For the unaudited pro forma combined statements of income for the years ended December 31, 2018, 2017 and 2016, please refer to the sections entitled “Unaudited Pro Forma Combined Financial Statements” and Notes to the Unaudited Pro Forma Combined Financial Statements” contained in the information statement filed as Exhibit 99.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-38710) filed by Corteva with the Securities and Exchange Commission on May 6, 2019.

On June 1, 2019 (the “distribution date”), DuPont de Nemours, Inc. (“DuPont”) (formerly known as DowDuPont Inc.) is expected to complete the previously announced separation of its agriculture business (the “Corteva Distribution”). The separation is expected to be completed by way of a pro rata distribution of all of the then-issued and outstanding shares of common stock, par value $0.01 per share, of Corteva, Inc., to holders of record of DowDuPont common stock as of the close of business on May 24, 2019 (the “record date”).

Prior to the Dow Distribution, Historical Dow conveyed or transferred the assets and liabilities aligned with Dow AgroSciences to separate legal entities (the “Dow AgroSciences entities”) and the assets and liabilities associated with its specialty products business to separate legal entities (the “Dow Specialty Products entities”). On April 1, 2019, the Dow AgroSciences entities and the Dow Specialty Products entities were transferred and conveyed to DowDuPont.

In furtherance of the Distributions, Historical DuPont engaged in a series of internal reorganization and realignment steps (the “Internal Reorganization”) to realign its businesses into three subgroups: agriculture, materials science and specialty products. As part of the Internal Reorganization:

•

the assets and liabilities aligned with Historical DuPont’s materials science business (including Historical DuPont’s ethylene and ethylene copolymers business, excluding its ethylene acrylic elastomers business, were transferred or conveyed to separate legal entities (the “DuPont Materials Science entities”) that were ultimately conveyed by DowDuPont to Dow;

•	the assets and liabilities aligned with Historical DuPont’s specialty products business were transferred or conveyed to separate legal entities (the “DuPont Specialty Products entities”);

•	on April 1, 2019, Historical DuPont distributed the DuPont Materials Science entities to DowDuPont, which DowDuPont then conveyed to Dow;

•	on May 1, 2019, Historical DuPont distributed the DuPont Specialty Products entities to DowDuPont; and

•	on May 2, 2019, DowDuPont conveyed the Dow AgroSciences entities to Historical DuPont; in connection with the foregoing, Historical DuPont issued additional shares of its common stock to DowDuPont.

As a result of the foregoing, at May 2, 2019, Historical DuPont held all or substantially all the assets and liabilities associated with DowDuPont’s combined agriculture business.

The following pro forma financial statements reflect Historical DuPont’s materials science and specialty products divestitures as discontinued operations and the receipt of Dow AgroSciences as a common control combination. Beginning in the second quarter of 2019, the historical financial statements and related notes of the company will be retrospectively adjusted to reflect the discontinued operations for each period presented, as well as to include Dow AgroSciences from the Merger Effectiveness Time onward.

In contemplation of the Distributions and to achieve the respective credit profiles of each of the intended future companies, DowDuPont completed a series of financing transactions, which included an offering of senior unsecured notes and the establishment of new term loan facilities (the “financing transactions”). Additionally, in the second quarter of 2019, DowDuPont issued commercial paper. DowDuPont has contributed a portion of the net proceeds of the notes offering and commercial paper to Historical DuPont and Corteva to pay off or retire a portion of Historical DuPont’s existing debt liabilities (the “Debt Retirement Transactions”). See Note 1 for further discussion of the Debt Retirement Transactions.

The following pro forma financial statements give effect to the following:

•

The unaudited pro forma combined balance sheet as of March 31, 2019 gives effect to the Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution as if they had been consummated on March 31, 2019.

•

The unaudited pro forma combined statement of income for the three months ended March 31, 2019 gives effect to the Merger, Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution as if they had been consummated on January 1, 2019.

The pro forma financial statements are presented for informational purposes only, and do not purport to represent what the results of operations or financial position would have been had the Merger, Internal Reorganization, Debt Retirement Transactions and the Corteva Distribution been consummated on the dates indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date.

One-time transaction-related costs incurred prior to, or concurrent with, the closing of the Merger and the expected Corteva Distribution are not included in the unaudited pro forma combined statement of income. The pro forma financial statements do not reflect restructuring or integration activities or other costs following the separation and distribution transactions that may be incurred to achieve cost or growth synergies of Corteva. As no assurance can be made that these costs will be incurred or the growth synergies will be achieved, no adjustment has been made.

In connection with the Distributions, Corteva entered into certain agreements that will effect the Corteva Distribution and provide a framework for Corteva’s relationship with DuPont and Dow, including each of the following:

•	Separation and Distribution Agreement by and among Corteva, DuPont and Dow;

•	Tax Matters Agreement by and among Corteva, DuPont and Dow;

•	Employee Matters Agreement by and among Corteva, DuPont and Dow; and

•	Intellectual Property Cross-License Agreement by and among Corteva, Dow and the parties thereto.

These agreements will provide for the terms of the separation between Corteva, DuPont and Dow of the assets, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) of DowDuPont and its subsidiaries attributable to the periods prior to, at and after Corteva’s and Dow’s respective separations from DowDuPont and will govern the relationship among Corteva, DuPont and Dow subsequent to the completion of the separations and distributions.

The unaudited pro forma combined balance sheet as of March 31, 2019 does not reflect certain tax asset and liability balances that may differ from balances presented in the unaudited pro forma combined balance sheet below, pursuant to the implementation of the Tax Matters Agreement. In connection with the Distributions, Corteva, DowDuPont and Dow have finalized the material terms of an amendment to the agreement to allocate certain liabilities and other items. Corteva’s pro forma combined balance sheet as of March 31, 2019 has been adjusted to reflect indemnification receivables and payables arising under the terms of the Tax Matters Agreement related to tax payables and receivables. See Note 2 for further details. Management anticipates additional impacts from the amendment to the Tax Matters Agreement, however, the full financial impact cannot be determined at this time and will depend on, among other factors, the income of, and tax attributes generated and utilized by, each of Corteva, DowDuPont, Dow and their respective subsidiaries, which, in each case, will be determined on or before the filing of the consolidated U.S. federal income tax return for the 2019 calendar year.

Corteva, Inc. Unaudited Pro Forma Combined Balance Sheet as of March 31, 2019

(in millions)	Successor Corteva Continuing Operations(1)	Separation and Debt Retirement Pro Forma Adjustments			Pro Forma Corteva
	Note 4	Note 2
Assets
Current assets
Cash and cash equivalents	$1,759	$500	(j	)	$2,259
Marketable securities	5	—			5
Accounts and notes receivable – net	6,538	96	(a (e	) )	6,634
Inventories	4,951	—			4,951
Other current assets	1,323	—			1,323

Total current assets	14,576	596			15,172

Investment in nonconsolidated affiliates	77	—			77

Net property	4,521	—			4,521

Goodwill	10,203	—			10,203
Other intangible assets	11,961	—			11,961
Deferred income tax assets	215	(6)	(d	)	209
Other assets	2,281	11	(d	)	2,292

Total assets	$43,834	$601			$44,435

Liabilities and Equity
Current liabilities
Short-term borrowings and finance lease obligations	$3,201	$(485)	(k	)	$2,716
Accounts payable	3,128	(25)	(a	)	3,103
Income taxes payable	194	—			194
Accrued and other current liabilities	4,063	110	(a (b (e (l	) ) ) )	4,173

Total current liabilities	10,586	(400)			10,186

Long-term debt	6,297	(6,114)	(k	)	183

Other noncurrent liabilities
Deferred income tax liabilities	1,433	24	(m	)	1,457
Pension and other postemployment benefits – noncurrent	5,554	(48)	(d	)	5,506
Other noncurrent obligations	2,019	(4)	(c	)	2,015

Total noncurrent liabilities	15,303	(6,142)			9,161

Stockholders’ equity
Common stock(2)	—	7	(f (o	) )	7
Additional paid-in capital	20,101	7,132	(f (o	) )	27,233
Accumulated deficit	(20)	4	(o	)	(16)
Accumulated other comprehensive loss	(2,408)	—			(2,408)

Total stockholders’ equity	17,673	7,143			24,816

Noncontrolling interests	272	—			272

Total equity	17,945	7,143			25,087

Total liabilities and equity	$43,834	$601			$44,435

(1)

Represents the company’s current best estimate of Corteva’s pro forma historical balance sheet, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. See note 4 for further details. Actual results could differ from these estimates.

(2)	Represents the expected common stock outstanding as of the record date of the distribution.

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

Corteva, Inc. Unaudited Pro Forma Combined Statement of Income

for the Three Months Ended March 31, 2019

(in millions, except per share amounts)	Successor Corteva Continuing Operations(1)	Pro Forma Adjustments		Pro Forma Corteva
	Note 4	Note 2
Net sales	$3,399	$—	(a)	$3,399
Cost of goods sold	2,211	(189)	(a) (h) (p)	2,022
Research and development expense	299	—		299
Selling, general and administrative expenses	735	3	(a) (h)	738
Amortization of intangibles	101	—		101
Restructuring and asset-related charges – net	61	—		61
Integration and separation costs	212	(112)	(g)	100
Sundry income – net	31	—		31
Interest expense	59	(45)	(n)	14

(Loss) income from continuing operations before income taxes	(248)	343		95

(Benefit from) provision for income taxes on continuing operations	(66)	47	(a) (g) (h) (i) (n) (p)	(19)

(Loss) income from continuing operations after income taxes	(182)	296		114

Net income from continuing operations attributable to noncontrolling interests	8	—		8

Net (loss) income from continuing operations attributable to Corteva common stockholders	$(190)	$296		$106

Earnings per common share from continuing operations (note 3):
Basic				$0.14
Diluted				$0.14
Weighted average common shares outstanding (note 3):
Basic				747.2
Diluted				750.2

(1)

Represents the company’s current best estimate of Corteva’s retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. See note 4 for further details. Actual results could differ from these estimates.

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS AND BASIS OF PRESENTATION

The pro forma financial statements include adjustments related to the Merger, the Internal Reorganization, the Debt Retirement Transactions and the Corteva Distribution, as required by Article 11 of SEC Regulation S-X. Historical DuPont has been determined to best represent the predecessor entity to Corteva. As a result, the historical financial statements of Corteva reflected in the pro forma financial statements are those of Historical DuPont. The historical consolidated financial information has been adjusted to give effect to events that are (1) directly attributable to the Merger, the Internal Reorganization, the Debt Retirement Transactions and the Corteva Distribution, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of income, expected to have a continuing impact on the consolidated results. Further, these pro forma adjustments contain estimates, which are based on information currently available to management and are subject to change, which could have a material impact on these pro forma financial statements.

The Merger

At the Merger Effectiveness Time, pursuant to the merger agreement, Historical DuPont and Historical Dow each merged with subsidiaries of DowDuPont and, as a result, Historical DuPont and Historical Dow became subsidiaries of DowDuPont.

One-time transaction-related expenses incurred prior to, or concurrent with, the closing of the Merger are not included in the unaudited pro forma combined statement of income.

The Internal Reorganization

Distribution of Historical DuPont’s Materials Science and Specialty Products Businesses

Beginning in the second quarter of 2019, Corteva’s distributions of Historical DuPont’s materials science and specialty products businesses will be accounted for as discontinued operations. As such, pro forma adjustments related to the distributions have been prepared in accordance with the discontinued operations guidance in ASC 205 and therefore do not allocate any general corporate overhead expenses of Historical DuPont to the materials science and specialty products businesses and include only those costs that are directly related to the discontinued businesses and are not expected to continue. The company’s current estimates for discontinued operations are preliminary and could change as the company finalizes discontinued operations accounting. As such, the pro forma financial statements do not reflect what Corteva’s results of operations or financial position would have been on a stand-alone basis and are not necessarily indicative of Corteva’s future results of operations. See Note 4 for additional information.

Common Control Combination of Dow AgroSciences

Corteva’s acquisition of Dow AgroSciences will be treated as a transfer between entities under common control. As such, the company will record the assets, liabilities, and equity of the Dow AgroSciences business on its balance sheet at their historical basis. Transfers of businesses between entities under common control requires the financial statements to be presented as if the transaction had occurred at the point at which common control first existed (Merger Effectiveness Time). Beginning in the second quarter of 2019, Corteva’s historical financial statements and related notes will be retrospectively adjusted to include the historical balances of Dow AgroSciences from September 1, 2017 onward.

The unaudited pro forma combined balance sheet as of March 31, 2019 is presented as if the common control combination of Dow AgroSciences had occurred on March 31, 2019 and the unaudited pro forma combined statement of income is presented as if the common control combination of Dow AgroSciences had occurred on January 1, 2019. Transactions between Dow AgroSciences and Historical DuPont Agriculture have been eliminated as if Dow AgroSciences and Historical DuPont’s agriculture business were consolidated affiliates since January 1, 2019.

Debt Retirement Transactions

At the time of the Corteva Distribution, it is expected that Corteva will have a credit profile substantially similar to that of Historical DuPont prior to the Merger. Corteva is targeted to have an A- credit rating (expressed in Standard & Poor’s (“S&P”) nomenclature) primarily reflecting obligations relating to certain Historical DuPont defined pension plans, including Historical DuPont’s principal U.S. pension plan, certain non-U.S. pension plans and other post-employment benefit liabilities. In contemplation of the Distributions and in preparation to achieve the respective credit profiles of each of the intended future companies, DowDuPont completed a series of financing transactions and commercial paper issuance. DowDuPont used the proceeds from its financing transactions and commercial paper issuance to reduce Corteva’s outstanding liabilities in line with Corteva’s target credit profile (the “Liabilities Reduction”). Therefore, the unaudited pro forma combined balance sheet as of March 31, 2019 reflects the Liabilities Reduction through the retirement of certain of Historical DuPont’s outstanding debt securities and term loans based on short-term and long-term debt balances and pension obligations outstanding as of March 31, 2019. The unaudited pro forma combined statement of income reflect adjustments assuming the Liabilities Reduction was achieved on January 1, 2019.

Certain Debt Retirement Transactions were undertaken by Historical DuPont in the fourth quarter of 2018 and April and May of 2019 as part of the Liabilities Reduction. Specifically, Historical DuPont offered to purchase for cash any and all outstanding debt securities listed in the table below from each registered holder of the applicable series of debt securities (the “Tender Offers”).

(in millions)	Amount
5.750% Senior Notes due 2019	$500
4.625% Senior Notes due 2020	1,000
3.625% Notes due 2021	1,000
4.250% Notes due 2021	500
2.800% Notes due 2023	1,250
6.500% Debentures due 2028	300
5.600% Senior Notes due 2036	400
4.900% Notes due 2041	500
4.150% Notes due 2043	750

Total	$6,200

In the fourth quarter of 2018, Historical DuPont retired $4,409 million of such debt securities in connection with the Tender Offers, which expired on December 11, 2018. Historical DuPont paid a total of $4,849 million, which included breakage fees and all applicable accrued and unpaid interest. DowDuPont contributed cash (generated from the financing transactions) to Historical DuPont to fund the settlement of the Tender Offers and payment of associated fees.

On March 22, 2019, Historical DuPont issued notices of redemption in full of all of its remaining outstanding fixed-rate notes other than the fixed-rate SMR Notes (as defined below) (the “Make Whole Notes”). The Make Whole Notes were redeemed on April 22, 2019 at the make-whole redemption prices set forth in the respective Make Whole Notes. On and after the date of redemption, the Make Whole Notes were no longer deemed outstanding, interest on the Make Whole Notes ceased to accrue and all rights of the holders of the Make Whole Notes were terminated.

On May 2, 2019, Historical DuPont terminated its Term Loan Facility and repaid the aggregate outstanding principal amount of $3 billion plus accrued and unpaid interest through and including May 1, 2019.

On May 17, 2019, Historical DuPont redeemed its $1,250 million aggregate principal amount of 2.200% Notes due 2020 and $750 million aggregate principal amount of Floating Rate Notes due 2020 (collectively, the “SMR Notes”). On and after the date of redemption, the SMR Notes were no longer deemed outstanding, interest on the SMR Notes ceased to accrue and all rights of the holders of the SMR Notes were terminated.

In connection with the 2019 transactions described in the preceding three paragraphs, Historical DuPont paid a total of $6.6 billion, which included breakage fees and accrued and unpaid interest on the Make Whole Notes, Term Loan Facility and SMR Notes. Historical DuPont funded the payments with cash from operations and cash contributions from DowDuPont. These payments and redemptions have been reflected in the pro forma financial statements.

In furtherance of achieving the company’s credit profile target, Corteva may take various steps, which may include further retirement of financial debt and maintenance of meaningful intra-year debt supporting seasonality. Any specific future actions, related to the Liabilities Reduction will depend on various factors existing at that time, including results of operations, market conditions and capital structure considerations.

The Separation and Distribution of Corteva

The Corteva Distribution will occur by way of a pro rata distribution to DowDuPont stockholders. Each DowDuPont stockholder will be entitled to receive one share of Corteva common stock for every three shares of DowDuPont common stock held by such stockholder at the close of business on May 24, 2019, the record date of the distribution. The actual number of shares of Corteva common stock that DowDuPont will distribute will depend on the number of shares of DowDuPont common stock outstanding on the record date.

One-time transaction-related expenses incurred relating to the separation and distribution of Corteva are not included in the unaudited pro forma combined statement of income.

NOTE 2 – SEPARATION, DEBT RETIREMENT AND MERGER RELATED PRO FORMA ADJUSTMENTS

Separation Pro Forma Adjustments

The pro forma financial statements reflect the following adjustments related to the separation and distribution transactions:

(a)

The Telone® Soil Fumigant business (“Telone®”) will not transfer to Corteva as part of the common control combination of Dow AgroSciences. A distribution agreement was entered into between Corteva and Dow that allows for Corteva to become the exclusive distributor of Telone® products for Dow after the separation and distribution transactions. This adjustment reflects the impact to the pro forma financial statements of the removal of Telone® balances that will not transfer to Corteva as well as the impact of the Telone® distribution agreement.

The below represents amounts that were removed from the pro forma financial statements:

Balance Sheet

(in millions)	As of March 31, 2019
Accounts and notes receivable – net	$(93)

Total assets	$(93)

Accounts payable	$(25)
Accrued and other current liabilities	(50)

Total liabilities	$(75)

Statement of Income

(in millions)	For the Three Months Ended March 31, 2019
Net sales	$(30)
Cost of goods sold	(9)

Income from continuing operations before income taxes	(21)

Provision for income taxes on continuing operations(1)	(22)

Income from continuing operations after income taxes	$1

(1)

Adjustment represents the income tax impact of the pro forma adjustment using a blended statutory tax rate of 25% and the removal of tax expense recognized in the period related to separation activity. The blended statutory rate does not reflect Corteva’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these pro forma financial statements.

The below represents the impact of the related distribution agreement between Corteva and Dow:

(in millions)	For the Three Months Ended March 31, 2019
Net sales	$30
Cost of goods sold	20
Selling, general and administrative expenses	2

Income from continuing operations before income taxes	8

Provision for income taxes on continuing operations(1)	2

Income from continuing operations after income taxes	$6

(1)

Adjustment to record the income tax impact of the pro forma adjustment using a blended statutory tax rate of 25%. This rate does not reflect Corteva’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these pro forma financial statements.

(b)	Adjustment to include a $64 million amount due to Dow related to an indemnification outlined in the Separation Agreement.

(c)

Adjustment to remove $4 million of liabilities related to litigation matters that are included in the financial statements of Dow AgroSciences, but will not transfer to Corteva as part of the common control combination.

(d)

Adjustment to include $11 million of indemnification assets related to pension and other employee liabilities that will transfer to Corteva and be indemnified by Dow as well as to remove $48 million of pension and other employee liabilities and $6 million of related deferred tax assets that will not transfer between Corteva and Dow in connection with the separation.

(e)

Adjustment to include indemnification receivables and payables of $220 million recorded to accounts and notes receivable – net and $127 million recorded to accrued and other current liabilities, respectively, required under the terms of the Tax Matters Agreement. Additionally, $4 million of income tax receivables were removed from accounts and notes receivable – net related to Dow AgroSciences that will not transfer to Corteva and $27 million of income taxes payable were included in accounts and notes receivable – net due to jurisdictional netting pursuant to the terms of the Tax Matters Agreement.

(f)

Adjustment to reflect the number of common shares expected to be outstanding upon completion of the separation and related transactions. As of the distribution date, equity will be adjusted to reflect the distribution of Corteva shares of common stock to DowDuPont shareholders, at a distribution ratio of one share of Corteva common stock for every three shares of DowDuPont common stock.

(g)

Adjustment to eliminate one-time transaction costs directly attributable to the expected distribution transactions. The below represents the impact to the unaudited pro forma combined statement of income:

(in millions)	For the Three Months Ended March 31, 2019
Integration and separation costs	$(112)
Provision for income taxes on continuing operations(1)	$25

(1)

Represents the income tax effect of the elimination of one-time transaction costs directly attributable to the expected distribution transactions calculated using enacted statutory tax rates applicable at the legal entity in which the pre-tax adjustment was made.

(h)	Adjustment reflects the impact of certain manufacturing, leasing and supply agreements executed in connection with the separation:

(in millions)	For the Three Months Ended March 31, 2019
Costs of goods sold	$5
Selling, general and administrative expenses	$1
Provision for income taxes on continuing operations(1)	$(1)

(1)

Represents the income tax effect of the manufacturing, leasing and supply agreements calculated using enacted statutory tax rates applicable at the legal entity in which the pre-tax adjustments were made.

(i)

Reflects the impact on the (benefit from) provision for income taxes on continuing operations for Corteva, as if Historical DuPont and Dow AgroSciences were consolidated affiliates for the Successor periods. For the three months ended March 31, 2019, an income tax benefit was recorded to reflect of $3 million.

Debt Retirement Transactions Pro Forma Adjustments

The pro forma financial statements reflect the following adjustments related to the Debt Retirement Transactions:

(j)	Adjustment to cash represents the following:

(in millions)	As of March 31, 2019
Cash contribution from DowDuPont	$7,139
Payment of fees and expenses	(78)
Pay off or retirement of outstanding liabilities	(6,530)
Pay off of accrued interest	(31)

Total adjustment to cash	$500

(k)	Adjustment to short-term borrowings and finance lease obligations and long-term debt represents the following:

(in millions)	As of March 31, 2019
Pay off of outstanding liabilities	$(474)
Write-off of associated fair value adjustment	(11)

Total adjustment to short-term borrowings and finance lease obligations	$(485)

Pay off of outstanding liabilities	$(6,056)
Write-off of associated debt issuance costs	1
Write-off of associated fair value adjustment	(59)

Total adjustment to long-term debt	$(6,114)

(l)	Reflects the pay off of $31 million of accrued interest related to the above noted outstanding liabilities.

(m)

Adjustment to derecognize a $24 million deferred tax asset associated with the pay off of the company’s long-term borrowings. The deferred tax asset was recognized in relation to the fair value determination of the company’s long-term borrowings as a result of the Merger and is included within deferred tax liabilities of Historical DuPont due to jurisdictional netting.

(n)	Adjustment to interest expense represents the following:

(in millions)	For the Three Months Ended March 31, 2019
Removal of Historical DuPont interest expense	$(44)
Removal of amortization of Historical DuPont debt issuance costs	(1)

Total adjustment to interest expense	$(45)

Provision for income taxes on continuing operations(1)	$10

(1)	Adjustment to record the income tax impact of the debt retirement pro forma adjustments using a blended federal and state rate of 23% for the three months ended March 31, 2019.

(o)	Adjustment to equity for the separation and Debt Retirement Transactions pro forma adjustments represents the following:

(in millions)	As of March 31, 2019
	Accumulated deficit	Additional paid-in capital	Common stock
Removal of Telone® business	$(18)	$—	$—
Adjustment to include amount due to Dow for indemnification	(64)	—	—
Removal of Dow AgroSciences litigation liabilities	4	—	—
Removal of Dow AgroSciences Pension Liability (net of tax)	53	—	—
Adjustment to include tax indemnifications and remove Dow AgroSciences tax receivables and payables	62	—	—
Adjustment to include expected common shares	—	(7)	7
Cash contribution from DowDuPont	—	7,139	—
Payment of fees and expenses	(78)	—	—
Write-off of associated fair value adjustment	70	—	—
Write-off of unamortized debt issuance costs	(1)	—	—
Adjustment to deferred tax liabilities	(24)	—	—

Total adjustment to equity	$4	$7,132	$7

Merger Pro Forma Adjustments

The unaudited pro forma combined statement of income reflects the following adjustments related to the Merger:

(p)

Adjustment to remove the amortization of Historical DuPont’s agriculture business’ inventory step-up recognized in connection with the Merger, as the incremental amortization is directly attributable to the Merger and will not have a continuing impact, and the related impact to the provision for income taxes represents the following:

(in millions)	For the Three Months Ended March 31, 2019
Cost of goods sold	$(205)
Provision for income taxes on continuing operations(1)	$36

(1)	Represents the income tax effect of the removal of inventory step-up amortization calculated using enacted statutory tax rates applicable at the legal entity in which the pre-tax adjustment was made.

NOTE 3 – CORTEVA EARNINGS PER SHARE INFORMATION

Pro forma net income attributable to Corteva common stockholders is used as the numerator for basic and diluted pro forma net income per share.

The table below contains the reconciliation of the denominator for basic and diluted earnings per share calculations for the three months ended March 31, 2019:

(Shares in millions)	For the Three Months Ended March 31, 2019
DowDuPont common shares outstanding(1)	2,241.7
Distribution ratio	1:3

Corteva pro forma common shares outstanding – basic	747.2

Dilutive impact of DowDuPont equity-based awards (2)	9.1
Distribution ratio	1:3
Pro forma diluted impact of Corteva common shares outstanding	3.0

Corteva pro forma common shares outstanding – diluted	750.2

(1)	Based on 2,246.3 million DowDuPont common shares outstanding at March 31, 2019, less 4.6 million of employee stock ownership plan shares that had not been released and were not considered outstanding.
(2)	Represents the DowDuPont share amount for the three months ended March 31, 2019.

The unaudited pro forma diluted earnings per common share outstanding gives effect to the potential dilution from common shares related to stock-based awards granted to Corteva employees under DowDuPont’s stock-based compensation programs. This calculation may not be indicative of the dilutive effect that will actually result from Corteva’s stock-based awards issued in connection with the adjustment of outstanding DowDuPont stock-based awards or the grant of new stock-based awards. The number of dilutive shares of common stock underlying Corteva’s stock-based awards issued in connection with the adjustment of outstanding DowDuPont stock-based awards will not be determined until the distribution date or shortly thereafter. For the purposes of preparing the unaudited pro forma diluted earnings per common share outstanding, the company believes an estimate based on applying the distribution ratio to the DowDuPont dilutive impact for the three months ended March 31, 2019 provides a reasonable approximation of the potential dilutive effect of the stock-based awards.

NOTE 4 – INTERNAL REORGANIZATION

The pro forma financial statements, as shown below, present the pro forma results of operations and financial position of Historical DuPont, after giving effect to the following transactions:

•	Internal Reorganization of Historical DuPont’s materials science and specialty products businesses, which are reflected in all periods below as discontinued operations, in accordance with ASC 205.

•	Acquisition of Dow AgroSciences, which is reflected as a transfer between entities under common control.

Pro forma adjustments reflecting the above transactions are expected to be reflected in Corteva’s retrospectively revised historical financial statements, beginning in the second quarter of 2019. The pro forma financial statements do not reflect what Corteva’s results of operations or financial position would have been on a stand-alone basis and are not necessarily indicative of Corteva’s future results of operations or financial position.

Corteva, Inc. Unaudited Pro Forma Combined Balance Sheet as of March 31, 2019

(in millions)	Successor Historical DuPont	Dow AgroSciences	Discontinued Operations	Historical Adjustments(1)			Successor Corteva Continuing Operations(2)
	As Reported	As Reported
Assets
Current assets
Cash and cash equivalents	$3,796	$37	$(2,074)	$—			$1,759
Marketable securities	18	—	(13)	—			5
Accounts and notes receivable – net	6,768	2,689	(2,943)	24	(a (b (c	) ) )	6,538
Inventories	7,147	1,943	(4,088)	(51)	(a	)	4,951
Other current assets	1,515	132	(332)	8	(a	)	1,323

Total current assets	19,244	4,801	(9,450)	(19)			14,576

Investment in nonconsolidated affiliates	1,366	12	(1,301)	—			77

Net property	12,083	1,252	(8,814)	—			4,521

Goodwill	40,638	1,344	(31,779)	—			10,203
Other intangible assets	25,724	177	(13,940)	—			11,961
Deferred income tax assets	306	133	(121)	(103)	(c	)	215
Other assets	2,476	319	(570)	56	(b	)	2,281

Total assets	$101,837	$8,038	$(65,975)	$(66)			$43,834

Liabilities and Equity
Current liabilities
Short-term borrowings and finance lease obligations	$3,205	$14	$(18)	$—			$3,201
Accounts payable	4,200	1,409	(2,263)	(218)	(a	)	3,128
Income taxes payable	137	127	(274)	204	(c	)	194
Accrued and other current liabilities	4,400	576	(947)	34	(a (b	) )	4,063

Total current liabilities	11,942	2,126	(3,502)	20			10,586

Long-term debt	6,320	4	(27)	—			6,297

Other noncurrent liabilities
Deferred income tax liabilities	5,164	173	(3,782)	(122)	(c	)	1,433
Pension and other postemployment benefits – noncurrent	6,524	119	(1,089)	—			5,554
Other noncurrent obligations	2,052	374	(463)	56	(b	)	2,019

Total noncurrent liabilities	20,060	670	(5,361)	(66)			15,303

Stockholders’ equity
Common stock	—	—	—	—			—
Preferred stock	239	—	—	(239)	(d	)	—
Additional paid-in capital	79,843	—	(59,742)	—			20,101
(Accumulated deficit) retained earnings	(7,906)	6,071	1,835	(20)	(f	)	(20)
Accumulated other comprehensive loss	(2,576)	(859)	1,027	—			(2,408)

Total stockholders’ equity	69,600	5,212	(56,880)	(259)			17,673

Noncontrolling interests	235	30	(232)	239	(d	)	272

Total equity	69,835	5,242	(57,112)	(20)			17,945

Total liabilities and equity	$101,837	$8,038	$(65,975)	$(66)			$43,834

(1)	See disclosures following these pro forma financial statements for further details regarding the Historical Adjustments.
(2)

Represents the company’s current best estimate of Corteva’s pro forma historical balance sheet, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. Actual results could differ from these estimates.

Corteva, Inc. Unaudited Pro Forma Combined Statement of Income

for the Three Months Ended March 31, 2019

(in millions)	Successor Historical DuPont	Dow AgroSciences	Discontinued Operations	Historical Adjustments(1)		Successor Corteva Continuing Operations(2)
	As Reported	As Reported
Net sales	$6,288	$1,449	$(4,178)	$(160)	(a)	$3,399
Cost of goods sold	4,235	939	(2,794)	(169)	(a) (g)	2,211
Research and development expense	355	102	(157)	(1)	(g)	299
Selling, general and administrative expenses	970	171	(410)	4	(g)	735
Amortization of intangibles	320	5	(224)	—		101
Restructuring and asset-related charges – net	55	49	(45)	2	(g)	61
Integration and separation costs	405	—	(208)	15	(g)	212
Sundry income (expense) – net	157	(4)	(122)	—		31
Interest expense	56	3	—	—		59

Income (loss) from continuing operations before income taxes	49	176	(462)	(11)		(248)

(Benefit from) provision for income taxes on continuing operations	(40)	80	(103)	(3)	(a)	(66)

Income (loss) from continuing operations after income taxes	89	96	(359)	(8)		(182)

Net income from continuing operations attributable to noncontrolling interests	4	6	(4)	2	(e)	8

Net income (loss) from continuing operations attributable to Corteva	85	90	(355)	(10)		(190)

Preferred stock dividends	2	—	—	(2)	(e)	—

Net income (loss) from continuing operations attributable to Corteva common stockholders	$83	$90	$(355)	$(8)		$(190)

(1)	See disclosures following these pro forma financial statements for further details regarding the Historical Adjustments.
(2)

Represents the company’s current best estimate of Corteva’s retrospectively revised historical financial statements, reflecting the discontinued operations of Historical DuPont’s materials science and specialty products businesses, as well as the common control combination of Dow AgroSciences. Actual results could differ from these estimates.

Historical Adjustments

The following pro forma adjustments are expected to be reflected in Corteva’s retrospectively revised historical financial statements:

(a)

Adjustment primarily relates to the elimination of intercompany transactions between Historical DuPont and Dow AgroSciences for the Successor periods, as if they were combined affiliates. The following tables summarize the intercompany elimination adjustments in the unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of income:

Balance Sheet

(in millions)	As of March 31, 2019
Accounts and notes receivable – net	$(201)
Inventories	(51)
Other current assets	8

Total current assets	$(244)

Accounts payable	$(218)
Accrued and other current liabilities	13

Total current liabilities	$(205)

Statement of Income

(in millions)	For Three Months Ended March 31, 2019
Net sales	$(160)
Cost of goods sold	(149)

(Loss) income from continuing operations before income taxes	(11)

(Benefit from) income taxes on continuing operations(1)	(3)

(Loss) income from continuing operations after income taxes	$(8)

(1)

Represents the income tax effect of the elimination of intercompany inventory transactions calculated using enacted statutory tax rates applicable at the legal entity in which the pre-tax adjustments were made.

(b)

DuPont will indemnify Corteva against certain litigation, environmental and employee-related liabilities that arose prior to the distribution. Within the unaudited pro forma combined balance sheet, these liabilities are included in the Successor Historical DuPont column and are removed in the Discontinued Operations column. The indemnified liabilities of $21 million and $56 million are included in accrued and other current liabilities and other noncurrent obligations, respectively, and the related indemnification assets of $21 million and $56 million are included in accounts and notes receivable – net and other assets, respectively.

(c)

Reflects the impact on income tax receivables and payables and deferred tax assets and liabilities from jurisdictional netting and a reduction in deferred tax asset valuation allowances due to the assessment of Historical DuPont and Dow AgroSciences deferred tax assets, as if they were consolidated affiliates.

(d)

Adjustment to reflect the reclassification of the Historical DuPont preferred stock from preferred stock to noncontrolling interests on the balance sheet, which remain outstanding and unaffected by the Merger, Internal Reorganization and the Corteva Distribution.

(e)

Adjustment to reflect the reclassification of the dividends for Historical DuPont preferred stock from preferred stock dividends to net income from continuing operations attributable to noncontrolling interests in the unaudited pro forma combined statement of income, which remain outstanding and unaffected by the Merger, Internal Reorganization and the Corteva Distribution.

(f)	Reflects the impact to Corteva’s retained earnings from pro forma adjustments described above.

(g)

In order to align the financial statement presentation of Dow AgroSciences to that of Corteva’s continuing operations, certain reclassification adjustments have been made to the unaudited pro forma combined statement of income as follows:

(in millions)	For Three Months Ended March 31, 2019
Cost of goods sold	$(1)
Selling, general and administrative expenses	$(1)
Restructuring and asset-related charges – net		$2

Cost of goods sold	$(7)
Research and development expense	$(1)
Selling, general and administrative expenses	$(7)
Integration and separation costs		$15

Cost of goods sold(1)	$(12)
Selling, general and administrative expenses(1)		$12

(1)

Reflects reclassification of certain allocated Historical Dow leveraged function costs out of cost of goods sold to selling, general and administrative expenses in order to align with Corteva’s presentation of similar costs.